Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2002, in the Registration Statement (Form SB-2) and related Prospectus of Path 1 Network Technologies Inc. for the registration of 9,551,997 of its shares of common stock.

/S/    ERNST & YOUNG LLP

San Diego, California

May 21, 2003